SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2014

Bespoke Tricycles, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145-147 St. John Street London, United Kingdom	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +44 203 086 7401

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Following comments received on June 25, 2014 from the staff of the Division of Corporation Finance of the Securities and Exchange Commission, on June 25, 2014, the board of directors of Bespoke Tricycles, Inc. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Quarterly Reports on Form 10-Q for the periods ended July 31, 2013, April 30, 2013 and January 31, 2013 (the “Previously Issued Financial Statements”) should not be relied upon.   The Company began recording transactions in Great Britain Pounds beginning November 01, 2012 converting from recording currency in US dollars. This conversion required translation calculations that were incorrect. This error caused the Company’s Previously Issued Financial Statements to be materially misstated.

The Company has restated beginning balances for January 31, 2013 and April 30, 2013, as well as the Balance Sheets, Statements of Operations, Statements of Other Comprehensive Loss and Statements of Cash flows for January 31, 2013 and April 30, 2014 to correct errors in its accounting. These restated financial statements are contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended January 31, 2014 and April 30, 2014. The Company’s audited year end October 31, 2013 financial statements reflect the corrected translation for the year and are materially correct.

The Company intends to restate the unaudited financial statements and amend its Quarterly Report on Form 10-Q for the period ended July 31, 2013. The Company currently anticipates making such filing within the next 30 days.

The Company’s board of directors discussed the matters mentioned herein with Silberstein Ungar, PLLC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Tricylces, Inc.

/s/ John Goodhew

John Goodhew

Chief Executive Officer

Date: July 7, 2014